UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2016

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1990 Wittington Place

Farmers Branch, Texas 75234

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 243-7443
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2016, Monitronics International, Inc. (the “Company”), a wholly-owned subsidiary of Ascent Capital Group, Inc. (“Ascent”), entered into Amendment No. 6 (the “Amendment”) to its Credit Agreement, dated as of March 23, 2012, among the Company, as the borrower, the lenders and other financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent (as previously amended, the “Credit Agreement” and, as further amended by the Amendment, the “Amended Credit Agreement”). Pursuant to the Amended Credit Agreement, the Company completed the issuance of a $1.1 billion 6-year senior secured Term Loan B offering (the “New Term Loans”). The New Term Loans bear interest at LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, and mature on September 30, 2022, subject to a springing maturity 180 days prior to the scheduled maturity date of the Company’s 9.125% Senior Notes due 2020 (the “Senior Notes”).

The Amendment also provides for a new $295 million super priority revolver (“Revolver”).  The Revolver bears interest at LIBOR plus 4.00%, subject to a LIBOR floor of 1.00% and matures on September 30, 2021, subject to a springing maturity 180 days prior to the scheduled maturity date of the Senior Notes.

The Company used the net proceeds to retire approximately $403.8 million of its existing Term B Loan, due March 2018, and approximately $543 million of its existing Term B-1 Loan, due April 2022.  The net proceeds were also used to repay a portion of the Company’s existing revolving credit facility.  As of quarter end, $48.4 million was outstanding under the Revolver, which includes refinancing transaction fees and $26.7 million for the Senior Notes semi-annual interest payment due October 1, 2016.

The Amended Credit Agreement also incorporates certain covenant changes to the Credit Agreement, including (i) increasing the maximum consolidated total leverage and the consolidated senior secured RMR leverage ratios and (ii) replacing the financial covenant relating to the consolidated senior secured leverage ratio with a covenant relating to the Company’s consolidated senior secured eligible recurring monthly revenue. Except as expressly amended by the Amendment, the Credit Agreement remains in full force and effect.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof attached hereto as Exhibit 4.1.

Item 7.01.  Regulation FD Disclosure.

On October 3, 2016, Ascent issued a press release, attached hereto as Exhibit 99.1, announcing the Company’s completion of the refinancing described above. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1

Amendment No. 6 to the Credit Agreement, dated September 30, 2016 (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to Ascent Ascent’s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on October 3, 2016 (the “Ascent 8-K”).

99.1	Press Release issued by Ascent on October 3, 2016 (incorporated by reference to Exhibit 99.1 of the Ascent 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amendment No. 6 to the Credit Agreement, dated September 30, 2016 (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to Ascent Ascent’s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on October 3, 2016 (the “Ascent 8-K”).

99.1	Press Release issued by Ascent on October 3, 2016 (incorporated by reference to Exhibit 99.1 of the Ascent 8-K).